                                                                  EXHIBIT 10.10

                           TOP TIER SOFTWARE, INC.



    ________________________________________________________________________

              AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                July 11, 2000

   _________________________________________________________________________

                            TOP TIER SOFTWARE, INC.


                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

          This Amended and Restated Investors' Rights Agreement (the "Agreement") is made as of July 11, 2000, by and among TopTier Software, Inc., a Delaware corporation (the "Company"), and the persons and entities listed on Exhibit A hereto (the "Investors").
---------

                                    RECITALS

          WHEREAS, the Company and the Investors are parties to the Series A Preferred Stock Purchase Agreement, the Series B Preferred Stock Purchase Agreement, the Series C Preferred Stock Purchase Agreement, the Series D Preferred Stock Purchase Agreement, or the Series E Preferred Stock Purchase Agreement, whereby the Company has sold or will sell, and those Investors have acquired or will acquire, that number of shares of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock set forth opposite each Investor's name on Exhibit A hereto (the "Purchased Shares," which term shall also include
        ---------
any additional shares of Common Stock and/or Preferred Stock of the Company, or securities convertible into or exchangeable for such shares, now owned or hereafter acquired by the Investors).

          WHEREAS, certain of the Investors hold securities of the Company and possess certain registration rights with respect to such securities pursuant to the Investors' Rights Agreement dated June 20, 1997 (the "1997 Rights Agreement"), the Investors' Rights Agreement dated October 6, 1998 (the "1998 Rights Agreement") and the Amended and Restated Investors' Rights Agreement dated October 27, 1999 (the "1999 Rights Agreement"); and

          WHEREAS, the Investors who are parties to the 1997 Rights Agreement, the 1998 Rights Agreement and the 1999 Rights Agreement desire to terminate the 1997 Rights Agreement, 1998 Rights Agreement and 1999 Rights Agreement and to accept the rights created pursuant hereto in lieu of such previously granted rights; and

          WHEREAS, the execution of this Agreement by the Company is a condition to the obligations of the Investors under the Series E Preferred Stock Purchase Agreement and the Company wishes to execute this Agreement and grant to the Investors the rights contained herein in order to fulfill such condition;

          NOW THEREFORE, in consideration of the foregoing, and the mutual consideration set forth herein, the parties agree as follows:

                                       SECTION 1.

                        Restrictions on Transferability;
                        --------------------------------
                              Registration Rights
                              -------------------

1.1.  Certain Definitions.  As used in this Agreement, the following terms shall
----  -------------------
have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Conversion Shares" means the Common Stock issued or issuable upon conversion of the Preferred Shares as defined herein.

          "Preferred Shares" shall mean, collectively, the Company's outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

          "Common Stock" shall mean the Company's Common Stock and shares of Common Stock issued or issuable upon conversion of the Company's outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

          "Holder" shall mean any Investor holding Registrable Securities and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 1.14 hereof.

          "Initiating Holders" shall mean Holders in the aggregate of not less than thirty percent (30%) of the Registrable Securities as defined for purposes of that particular section.

          "IPO Holders" shall mean Azure Capital Partners.

          The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 1.5, 1.6 and 1.7 of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding underwriting discounts and commissions, and the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "Registrable Securities" means (i) the Conversion Shares; and (ii) any Common Stock of the Company issued or issuable in respect of the Preferred Shares or Conversion Shares or other securities issued or issuable with respect to the Preferred Shares or Conversion Shares upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Conversion Shares or Preferred Shares; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

          "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 1.3 of this Agreement.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for the Holders (except as provided by Section 1.9).

1.2.     Restrictions.  The Preferred Shares and the Conversion Shares shall not
         ------------
be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investors will cause any proposed purchaser, assignee, transferee or pledgee of the Preferred Shares or the Conversion Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

1.3.     Restrictive Legend.  Each certificate representing (i) the Preferred
         ------------------
Shares, (ii) the Conversion Shares, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii) upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with legends in the following form (in addition to any legend required under applicable state securities laws):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

          "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND

          THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF THE FIRST REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES."

          Each Investor and Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.

1.4.     Notice of Proposed Transfers.  The holder of each certificate
         ----------------------------
representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 1. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail and, if requested by the Company, shall be accompanied at such holder's expense by either (i) an unqualified written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. The Company will not require such a legal opinion or "no action" letter (a) in any transaction in compliance with Rule 144, (b) in any transaction in which an investor which is a corporation distributes Restricted Securities after six (6) months after the purchase thereof solely to its majority-owned subsidiaries or affiliates for no consideration, or (c) in any transaction in which an investor which is a partnership distributes Restricted Securities after six (6) months after the purchase thereof solely to partners thereof for no consideration, provided that each transferee agrees in writing to be subject to the terms of this Section 1.4. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 1.3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

1.5.     Requested Registration.
         ----------------------

         (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any qualification, compliance or registration with respect to Registrable Securities where the reasonably anticipated aggregate price to the public, net of underwriting discounts and commissions, would exceed $10,000,000 the Company will :

              (i) within ten (10) days of the receipt thereof, give written notice of the proposed registration, qualification or compliance to all other Holders; and

              (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty
     (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
     Section 1.5:

                    (1) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (2) Prior to the earlier of (i) six (6) months following the Company's initial public offering or (ii) August 1, 2003;

                    (3) During the three (3) month period ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan);

                    (4) After the Company has effected one (1) such registration pursuant to this subparagraph 1.5(a), such registration has been declared or ordered effective and the securities offered pursuant to such registration have been sold; or

                    (5) If the Company shall furnish to such Holders a certificate, signed by the President of the Company, stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.5 shall be deferred for a single period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders; provided however, that the Company may not utilize this right more than once in any twelve (12) month period.

          Subject to the foregoing clauses (1) through (5), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

          (b)  Underwriting.  In the event that a registration pursuant to
               ------------
Section 1.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 1.5(a)(i). The right of any Holder to registration pursuant to Section
1.5 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.5 and the inclusion of such Holder's Registrable Securities in the underwriting, to the extent requested, to the extent provided in this Agreement.

          The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into and perform its obligations under an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement, provided however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

          If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration and such Registrable Securities shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

     1.6. Company Registration.
          --------------------

          (a) Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Rule 145 transaction, the Company will:

                    (i)   promptly give to each Holder written notice thereof;
and

                    (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved in such registration, all the Registrable Securities specified in a written request or requests made within twenty (20) days after receipt of such written notice from the Company by any Holder, to the extent provided for in subsection (b) hereof.

          (b)  Underwriting.  If the registration of which the Company gives
               ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.6(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration by Holders to a minimum of 25% of the total shares to be included in such underwriting or exclude them entirely in the case of the Company's initial public offering in which case the Registrable Securities of the selling Holders may be excluded if the underwriters make the determination described above and no other shareholders' securities are included in such registration. The Company shall so advise all Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder or other holder to the nearest 100 shares. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, and the managing underwriter. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

          (c)  Right to Terminate Registration.  The Company shall have the
               -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 1.6 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

     1.7. Registration on Form S-3.
          ------------------------

          (a) If Initiating Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form;

provided, however, that the Company shall not be required to effect more than three registrations pursuant to this Section 1.7 in any twelve (12) month period. The Company will (i) promptly give written notice of the proposed registration to all other Holders, and (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company. The substantive provisions of Section 1.5(b) shall be applicable to each registration initiated under this Section 1.7.

          (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.7:

                    (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act,

                    (ii) during the three (3) month period ending on a date three (3) months following the effective date of, a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities),

                    (iii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a single period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder or Holders, provided however, that the Company may not utilize this right more than once in any twelve (12) month period, or

                    (iv) the Company shall have already received, within any twelve (12) month period, three (3) requests from Initiating Holders that the Company file a registration statement on Form S-3.

     1.8. Limitations on Subsequent Registration Rights. From and after the date
          ---------------------------------------------
of this Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless the Company first obtains the consent of the holders of at least a majority of the Registrable Securities.

     1.9. Expenses of Registration.  All Registration Expenses incurred in
          ------------------------
connection with any registration pursuant to Sections 1.5, 1.6 or 1.7 and the reasonable cost of one special legal counsel to represent all of the Holders together in any such registration shall be borne by the Company, provided that the Company shall not be required to pay the Registration Expenses of any registration proceeding begun pursuant to Section 1.5, the request of which has been subsequently withdrawn by the Initiating Holders. In such case, the Holders of Registrable Securities to have been registered shall bear all such Registration Expenses pro rata on the basis of the number of shares to have been registered unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.5. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, of which the Company had knowledge at the time of the request, then the Holders shall not be required to pay any of said Registration Expenses or to forfeit the right to one demand registration.

     1.10.  Registration Procedures.  In the case of each registration,
            -----------------------
qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will use its best efforts to:

          (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days; provided however, that such 120-day period shall be extended for a period of time equal to the period of time the Holder refrains from selling any securities included in such registration at the request of the underwriter of such offering.

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be reasonably necessary to comply with the provisions of the Act with respect to the disposition of the securities covered by such registration statement;

          (c) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such agreement;

          (d) use its best efforts to cause all such Registrable Securities registered pursuant to hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          (e) provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

          (f) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

    1.11.  Indemnification.
           ---------------

           (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (joint or several) (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary or final prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or alleged violation by the Company of any rule or regulation promulgated under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein or for any amounts paid in settlement of any such claim, loss, damage and liability if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

          (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (joint or several) (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, preliminary or final prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the liability of a Holder for indemnification under this Section 1.11 (b) shall not exceed the gross proceeds from the offering received by such Holder and shall not apply to amounts paid in settlement of any such claim, loss, damage and liability if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld .

          (c) Each party entitled to indemnification under this Section 1.11 (the "Indemnified Party") shall give written notice to the party required to provide indemnification (the "Indemnified Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, provided however that an Indemnified Party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section I unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) If the indemnification provided for in this Section 1.11 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party or by the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge and access to information.

          (e)  The obligations of the Company and Holders under this Section
1.11 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1.

    1.12. Information by Holder.  The Holder or Holders of Registrable
          ---------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

    1.13. Rule 144 Reporting.  With a view to making available the benefits of
          ------------------
certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration or pursuant to a registration statement on Form S-3 (or successor form thereof), after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Exchange Act ;

          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

          (c) So long as an Investor owns any Restricted Securities, to furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) or its eligibility to register securities pursuant to Form S-3 (at any time after the end of the fiscal year in which the first registration statement under the Act filed by the Company becomes effective), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration; and

          (d) Beginning after the date on which the Company would otherwise be a registrant entitled to use Form S-3 to register the Registrable Securities, take such additional actions as are reasonably necessary to make the Company eligible under the Securities Act and the Exchange Act to use Form S-3 to register Registrable Securities, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act.

    1.14. Transfer of Registration Rights.  The rights to cause the Company to
          -------------------------------
register securities granted Investors under Sections 1.5, 1.6 and 1.7 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by an Investor (together with any affiliate); provided, that such consent shall not be required if (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) notice of such assignment is given to the Company, and (c) such transferee or assignee (i) is a wholly-owned subsidiary, or constituent partner (including limited partners) of such

Investor, or (ii) acquires from such Investor the lesser of (A) 100,000 or more shares of Restricted Securities (as appropriately adjusted for stock splits and the like) or (B) all of the Restricted Securities then owned by such Investor.

    1.15.  Standoff Agreement.  Each Holder agrees in connection with the
           ------------------
initial registration of the Company's securities that, upon request of the Company or the underwriters managing any underwritten initial public offering of the Company's securities, not, to the extent requested by the Company or the underwriters, to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days from the effective date of such registration) as may be requested by the Company or such managing underwriters; provided, however, that the officers, directors and one percent (1%) stockholders of the Company who own stock of the Company also agree to such restrictions.

    1.16.  Termination of Rights.  No Holder shall be entitled to exercise any
           ---------------------
right provided for in this Section 1:

           (a) after five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public, or

           (b) on or after the closing of a public offering of the Common Stock of the Company, initiated by the Company, when all shares of the Holder's Registrable Securities may be sold under Rule 144 during any 90-day period.


                                  SECTION 2.


                             Right of Participation
                             ----------------------

           2.1. Purchasers' Right of Participation.
                ----------------------------------

           (a) Right of Participation. Subject to the terms and conditions contained in this Section 2.1 of even date herewith, the Company hereby grants to (i) Vitria Technology, Inc. and its affiliates, and (ii) each Purchaser who holds at least 500,000 shares of Registrable Securities, the right of participation to purchase its Pro Rata Portion of any New Securities (as defined in subsection 2. 1 (b)) which the Company may, from time to time, propose to sell and issue. A Purchaser's "Pro Rata Portion" for purposes of this Section
2.1 is the ratio that (x) the sum of the number of shares of the Company's Common Stock then held by such Purchaser and the number of shares of the Company's Common Stock issuable upon conversion of the Preferred Stock then held by such Purchaser, bears to (y) the sum of the total number of shares of the Company's Common Stock then outstanding, the number of shares of the Company's Common Stock issuable upon the exercise of any issued and outstanding rights, options or warrants, and the number of shares of the Company's Common Stock issuable upon conversion of any then outstanding Preferred Stock.

           (b) Definition of New Securities. Except as set forth below, "New
               ----------------------------
Securities" shall mean any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "New Securities" does not include (i) the Preferred Shares or the Conversion Shares,
(ii) other than with respect to the IPO Holders in accordance with Section 2.3 hereof, securities offered to the public generally pursuant to a bona fide, firmly committed, underwritten public offering pursuant to an effective registration statement under the Securities Act, (iii) securities issued pursuant to the bona fide business acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or shares or other reorganization whereby the Company or its shareholders own not less than a majority of the voting power of the surviving or successor corporation, pursuant to approval by the Board of Directors of the Company, including at least one outside member, (iv) shares of the Company's Common Stock or related options or warrants convertible into or exercisable for such Common Stock issued to employees, officers and directors of, and consultants to, the Company, pursuant to any arrangement approved by the Board of Directors of the Company, including at least one outside member, (v) shares of the Company's Common Stock or related options or warrants convertible into or exercisable for such Common Stock issued to customers and vendors of the Company pursuant to any arrangement approved by the Board of Directors of the Company, including at least one outside member;
(vi) shares of the Company's Common Stock or related options or warrants convertible into or exercisable for such Common Stock issued to banks, commercial lenders, lessors and other financial institutions in connection with the borrowing of money or the leasing of equipment by the Company, (vii) stock issued pursuant to any rights or agreements, including, without limitation, convertible securities, options and warrants, provided that the Company shall have complied with the rights of participation established by this Section 2.1 with respect to the initial sale or grant by the Company of such rights or agreements, or (viii) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

           (c) Notice of Right. In the event the Company proposes to undertake
               ---------------
an issuance of New Securities, it shall give each Purchaser written notice of its intention, describing the type of New Securities, the proposed number of New Securities to be issued and the price and terms upon which the Company proposes to issue the same. Each Purchaser shall have twenty (20) days from the date of receipt of any such notice to agree to purchase shares of such New Securities (up to the amount referred to in subsection 2.1(a)), for the price and upon the terms specified in the notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.


           (d) Exercise of Right. If any Purchaser exercises its right of
               -----------------
participation under this Agreement, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place ninety (90) calendar days after the Purchaser gives notice of such exercise, which period of time may be extended in order to comply with applicable laws and regulations. Upon exercise of such right of participation, the Company and the Purchaser shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

           (e) Regrant, Lapse and Reinstatement of Right. In the event a
               -----------------------------------------
Purchaser fails to exercise the right of participation provided in this Section
2.1 within said twenty (20) day period, then in such event, the Company shall give written notice of such event to each Purchaser exercising its rights under
Section 2.1 (a) (the "Exercising Purchasers"), and each such Exercising Purchaser shall have the right to purchase, within five (5) days of receipt of such notice, its Pro Rata Portion of any New Securities offered for purchase to Purchasers other than Exercising Purchasers but not elected to be purchased pursuant to Section 2.1 (a). The Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of said agreement) to sell the New Securities not elected to be purchased by such Purchaser at the price not less than and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said sixty (60) day period (or sold and issued New Securities in accordance with the foregoing within thirty
(30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Purchasers in the manner provided above.

           (f) Assignment. The right of the Purchasers to purchase any part of
               ----------
the New Securities may be assigned in whole or in part (i) to any partner, subsidiary, affiliate, or shareholder of a Purchaser, or other persons or organizations who acquire 100,000 or more shares of Restricted Securities (as adjusted for stock splits and the like) and (ii) between and among any of the Holders.

2.2.       Termination of Participation Right. Subject to Section 2.3 hereof,
           ----------------------------------
the rights of participation granted under Section 2.1 of this Agreement shall terminate on and be of no further force or effect upon the earlier of:


           (a) the consummation of the sale of the Company's Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, at a public offering price per share not less than $14.94 and an aggregate offering price of $20,000,000 subsequent to which the Company shall be obligated to file annual and quarterly reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; or

           (b) upon (i) the acquisition of all or substantially all the assets of the Company, or (ii) an acquisition of the Company by another corporation or entity by consolidation or merger in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% or more of the voting power of the corporation or other entity surviving such transaction.

2.3        IPO Participation Right. Notwithstanding anything contained in this
           -----------------------
Agreement to the contrary, with respect to the IPO Holders, in the event that the rights of participation granted under Section 2.1 of this Agreement have not previously terminated in accordance with Section 2.2(b) hereof, such rights shall terminate in accordance with the following:

          (a) in the event that the registration statement filed in connection with the Qualified IPO is filed with the SEC on a date (the "Qualified IPO Filing Date") that is within one (1) year from the date of this Agreement, then the IPO Holders' rights of participation shall terminate immediately prior to the Qualified IPO Filing Date; and

          (b) in the event that the Qualified IPO Filing Date occurs later than one (1) year from the date of this Agreement, then the IPO Holders' rights of participation shall terminate immediately after the closing of the Qualified IPO.

     2.4  Limitation on IPO Participation Right.  The rights of participation
          -------------------------------------
set forth in Section 2.3 held by the IPO Holders with respect to the Qualified IPO shall be limited such that:

          (a) the IPO Holders shall be entitled to exercise such rights of participation and purchase, in the aggregate, up to the lesser of (i) the number of shares equal to five percent (5%) of the number of shares of Common Stock offered and sold by the Company in the Qualified IPO (exclusive of any shares offered and sold pursuant to any underwriter's overallotment option), or (ii) the number of shares which, if multiplied by the public offering price per share, equals $5,000,000;

          (b) notwithstanding the foregoing, if for any reason the Company is advised by the SEC, the National Association of Securities Dealers, Inc., the Nasdaq Stock Market, Inc. or any other regulatory body, or any of their staffs, that the offering or sale of securities to the IPO Holders as described in
Section 2.3 would violate any federal or state securities laws or the rules or regulations of the SEC, the National Association of Securities Dealers, Inc., the Nasdaq Stock Market, Inc. or any other regulatory body or their staffs, the IPO Holders agree that their rights of participation in the Qualified IPO shall be deemed waived without any further action by the IPO Holders;

          (c) except as expressly modified by this Section 2.4, all other provisions relating to rights of participation set forth in this Section 2, including, without limitation, the notice, exercise and assignment provisions, shall apply to the rights of participation with respect to an IPO.

     2.5  Private Placement Right.  Notwithstanding the provisions of Section
          -----------------------
2.3, in the event that (i) the Qualified IPO occurs within one (1) year from the date of this Agreement, or (ii) the rights of participation in the Qualified IPO of the IPO Holders has been waived in accordance with Section 2.3(b) hereof, then the Company agrees to sell to the IPO Holders securities of the Company at fair market value at the time of their issuance (as determined in the good faith judgment of the Board of Directors) in a private placement that as closely as practicable approximates the economic benefit of the rights of participation in the Qualified IPO (the "Private Placement Right"). In the event that the exercise of the Private Placement Right results in the IPO Holders purchasing restricted securities, no illiquidity discount shall be applied in determining the economic benefit provided and the Company shall not be required to register the resale of such restricted securities other than pursuant to the registration rights granted in Section 1.5, 1.6 and 1.7 of this Agreement; provided, however, that such securities shall be deemed Registrable Securities hereunder. Notwithstanding the foregoing, if for any reason the Company is advised by legal counsel, the SEC, the National Association of Securities Dealers, Inc., the Nasdaq Stock Market, Inc. or any other regulatory body, or any of their staffs, that the offering or sale of securities to the IPO Holders as described in this
Section 2.5 is contrary to any federal or state securities laws or the rules or regulations of the SEC, the National Association of Securities Dealers, Inc., the Nasdaq Stock

Market, Inc. or any other regulatory body or their staffs, the IPO Holders agree that their Private Placement Right shall be deemed waived without any further action by the IPO Holders.

                                  SECTION 3.


                                 Miscellaneous
                                 -------------

           3.1. Successors and Assigns. Except as otherwise provided in this
                ----------------------
Agreement, the provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties to this Agreement.

           3.2. Third Parties. Nothing in this Agreement, express or implied, is
                -------------
intended to confer upon any party, other than the parties to this Agreement, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

           3.3. Governing Law. This Agreement shall be governed in all respects
                -------------
by the laws of the State of California in the United States of America without giving effect to the conflicts of laws principles thereof.

           3.4. Counterparts. This Agreement may be executed in any number of
                ------------
counterparts, including counterparts transmitted by facsimile, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

           3.5. Notices. Any notice required or permitted by this Agreement
                -------
shall be in writing and shall be personally delivered or sent by international express courier (e.g. DHL or Federal Express) addressed to the other party at the address shown below or at such other address for which such party gives notice hereunder. Notices sent by courier shall be deemed to have been given three (3) days after deposit with any such courier.

           3.6. Severability. If one or more provisions of this Agreement are
                ------------
held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

           3.7. Amendment and Waiver. Any provision of this Agreement may be
                --------------------
amended or waived with the written consent of the Company and the Holders of at least a majority of the outstanding shares of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern.

           3.8. Effect of Amendment or Waiver. The Investors and their
                -----------------------------
successors and assigns acknowledge that by the operation of Section 3.7 of this Agreement the holders of a majority of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate any or all rights or increase any or all obligations pursuant to this Agreement.

           3.9. Rights of Holders. Each holder of Registrable Securities shall
                -----------------
have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

           3.10. Delays or Omissions. No delay or omission to exercise any
                 -------------------
right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non- breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

           3.11. Prior Agreement. Effective upon the execution and delivery of
                 ---------------
this Agreement by all parties hereto, the 1997 Rights Agreement, the 1998 Rights Agreement and the 1999 Rights Agreement are hereby terminated and shall be of no further force and effect and are hereby superseded and replaced in their entirety by this Agreement.

           3.12. Entire Agreement. This Agreement constitutes the full and
                 ----------------
entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                  [Remainder of Page Intentionally Left Blank]

     The foregoing agreement is hereby executed as of the date first above written.

                              "COMPANY"

                              TOPTIER SOFTWARE, INC.

                              a Delaware corporation

                              By:   /s/ Shai Agassi
                                   ----------------
                                    Shai Agassi
                                    Chief Executive Officer



                      [Signature Page to Rights Agreement]

                              "INVESTORS"

                              VITRIA TECHNOLOGY, INC.

                              By:    /s/ JoMei Chang
                                     ------------------

                              Name:  JoMei Chang
                                     --------------

                              Title: President and CEO
                                     ------------------

                              AZURE CAPITAL PARTNERS

                              By:    /c/ Cameron Lester
                                     -------------------
                                     Cameron Lester
                                     Managing Partner

                              BLUEVECTOR, LLC, a Delaware limited liability company

                              By:    /s/ Joe Josephson
                                     -----------------

                              Name:  Joe Josephson
                                     -------------

                              Title: Managing Partner
                                     ----------------

                              KINGDON CAPITAL MANAGEMENT

                              By:    /s/ Peter J. Cobos
                                     ------------------

                              Name:  Peter J. Cobos
                                     --------------

                              Title: General Partner
                                     ---------------


                      [Signature Page to Rights Agreement]